UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2012
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Littelfuse, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8755 West Higgins Road, Suite 500
Chicago, IL 60631
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
(773) 628-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 2, 2012, the Board of Directors of Littelfuse, Inc. (the “Company”) elected Mr. Cary T. Fu as a director to serve on the Board of Directors until the 2013 Annual Meeting of Shareholders and until Mr. Fu’s successor is duly elected and qualified.  In connection with the election of Mr. Fu, the number of directors that constitute the whole Board of Directors was increased to seven. Mr. Fu will receive director’s compensation for service on the Board of Directors as disclosed in the Company’s Schedule 14A, Definitive Proxy Statement filed on March 14, 2012, prorated from the commencement of his service on the Board of Directors to the date of the 2013 Annual Meeting of Shareholders. Mr. Fu co-founded Benchmark Electronics and has served on its Board of Directors since the company went public in 1990.  He served as Chief Executive Officer of Benchmark Electronics from 2004 to 2011 and has been Chairman of the Board of Directors since 2009.

No arrangement or understanding exists between Mr. Fu and the Company, or to the Company's knowledge, any other person or persons pursuant to which Mr. Fu was selected as a director and Mr. Fu does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished herewith.

Exhibit 99.1                      Press Release of Littelfuse, Inc., dated July 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)
Dated: July 2, 2012	/s/ Philip G. Franklin
Philip G. Franklin Vice President, Operations Support, Chief Financial Officer and Treasurer

Exhibit Index

99.1           Press Release of Littelfuse, Inc., dated July 2, 2012.